As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

23-2259884

(I.R.S. Employer Identification No.)

1095 Avenue of the Americas

New York, New York 10036

(212) 395-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew D. Ellis

Senior Vice President and Treasurer

Verizon Communications Inc.

1095 Avenue of the Americas

New York, New York 10036

(212) 395-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mary Louise Weber, Esq.

Associate General Counsel

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

(908) 559-5636

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

                    (do not  check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, Par value $.10 per share	5,425,770	$49.83	$270,336,120	$31,417

(1)	Estimated pursuant to paragraph (c) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on April 23, 2015, as reported by the New York Stock Exchange.
(2)	As permitted by Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement includes 14,574,230 shares of Common Stock previously registered on an earlier registration statement and unissued (Registration Statement No. 333-182749). The Registrant previously paid a filing fee of $74,407 for such unsold shares of Common Stock, which will continue to be applied to such unsold shares of Common Stock. Accordingly, the amount of the registration fee has been calculated based on the maximum offering price of the additional 5,425,770 shares of Common Stock registered on this Registration Statement. As a result, a filing fee of $31,417 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the earlier registration statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

A Direct Stock Purchase and Share

Ownership Plan for Common Stock, $.10 par value per share, of Verizon Communications Inc.

Verizon Communications

Direct

Invest

•	Purchase Verizon shares conveniently.

•	Build your ownership systematically by reinvesting dividends and by making additional investments.

•	Access your account online to review and manage your investment.

•	Protect your Verizon stock certificates by turning them in for share safekeeping at no cost.

•	Establish an IRA that invests in Verizon shares.

Investing in Verizon stock involves risks. You should carefully consider the risks factors described on page 4 of this prospectus before participating in the Plan.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated April 30, 2015.

Summary of Important Plan Features

Registered Shareowners - If you are a registered Verizon shareowner, you may enroll in the Plan immediately.

Initial Investment - If you are not a registered Verizon shareowner, you may enroll by investing at least $250 or by authorizing the Plan Administrator to automatically deduct five $50 monthly payments from your U.S. bank account.

Dividend Reinvestment - Dividends on all or a portion of your Plan shares may be automatically reinvested in Verizon shares.

Additional Investments - You can make additional investments by authorizing the Plan Administrator to automatically deduct $50 or more from your U.S. bank account each month.

Share Safekeeping - Whether you participate in the Plan or not, if you own Verizon shares and you hold them in certificate form, you may send them to the Plan Administrator for share safekeeping. There is no cost to you for this service.

Periodic Statements - Each time you invest, you will receive a statement that will show you the status of your account.

Participant Fees - You will pay certain fees in connection with the Plan. These fees are described further in this prospectus.

Verizon Communications Direct Invest - The Plan

Risk Factors

Before investing in Verizon stock, you should consider carefully (i) the discussion under “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent periodic report filed with the Securities and Exchange Commission (SEC) that discusses risks, and (ii) the other information included in this prospectus, any related prospectus supplement or in the documents incorporated by reference into this prospectus.

Administration and Contact Information

You may contact the Plan Administrator,
Computershare Trust Company, N.A., by:

•	Internet:

www.computershare.com/verizon

•	Telephone:

1-800-631-2355 (U.S. and Canada)

1-781-575-3994 (Outside U.S. and Canada)

•	Mail:

Verizon Communications Direct Invest

c/o Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

Computershare Trust Company, N.A. is a federally chartered trust institution with Computershare, Inc., a transfer agent registered with the SEC, as service agent.

Who Can Join

•	Registered shareowners of Verizon are eligible to join the Plan.

•	New investors who would like to become registered shareowners may join by making an initial investment of at least $250.

•	Non-U.S. residents are eligible to participate as long as their participation would not violate applicable laws in their home countries.

Enrollment

Minimum and Maximum Investment Amounts
Minimum Initial Investment Registered Shareowners: New Investors:	$0 $250
Automatic Deduction: $50 per month for five consecutive months
Minimum Additional Investment
Cash and
One-time Online Deduction: Automatic Deduction:	$50 per payment $50 per month
Maximum Investment - $200,000 per calendar year

Registered Shareowners - If you are a Verizon registered shareowner and you already have established online account access, you may enroll or change your Plan election at any time by accessing your account at www.computershare.com/verizon. Otherwise you may call the Plan Administrator directly at 1-800-631-2355 or complete a new Shareowner Authorization Form and return it to the Plan Administrator. Your request must be received by the Plan Administrator prior to a given dividend record date in order for the change to be effective for such dividend. If your request is not received in time, your Plan election may not be processed until the next dividend payment date.

New Investors - If you do not already own Verizon shares, or if you wish to establish a separate account (for example, a joint account with your spouse, or as a custodian for a minor), you may:

•

Go to www.computershare.com/verizon and follow the instructions for opening a Verizon shareowner account online. You may enroll in the Plan by authorizing a one-time deduction from your U.S. bank account for an initial investment of at least $250 or by establishing an automatic monthly deduction from your U.S. bank account for a minimum of $50 per transaction for at least five consecutive months; or

•	Contact the Plan Administrator to obtain an Initial Enrollment Form, complete the form and return it to the address provided. You can either:

>	Enclose a check for a minimum investment of $250. Please make sure your check is payable to “Computershare - Verizon;” or,

>	Authorize an automatic monthly deduction from your U.S. bank account for a minimum of $50 per transaction for at least five consecutive months. Automatic investment enrollment is provided on the Direct Debit Authorization Form.

If you wish to make your initial investment through automatic monthly deductions, you must agree to continue the deductions until the $250 minimum initial investment is reached. Please note, such automatic monthly deductions continue indefinitely beyond the initial investment until you notify the Plan Administrator to stop your monthly deductions.

Beneficial “Street Name” Owners - If your shares are held in the name of a bank, broker or other nominee (that is, in “street name”), you can either:

>	Direct your bank, broker or other nominee to have your Verizon shares registered directly in your name. You can then enroll in the Plan as a registered shareowner; or

>	Instruct your bank, broker or other nominee to arrange participation in the Plan on your behalf.

Dividend Reinvestment Options - Quarterly cash dividends on some or all of your shares may be automatically reinvested in additional Verizon shares.

•	Full Reinvestment - If you wish to reinvest the dividends on all your shares, elect the Full Dividend Reinvestment option.

•

Partial Reinvestment - If you wish to reinvest the dividends on less than all your shares, elect the Partial Dividend Reinvestment option and specify the number of whole shares for which you would like to receive a dividend check. The dividends on the remaining shares will be reinvested in additional Verizon shares.

•

All Dividends Paid in Cash (No Dividend Reinvestment) - If you do not wish to reinvest the dividends on any of your shares, elect the All Dividends Paid in Cash option. All of your dividends will be paid to you by check or direct deposit (at your option).

Participant Fees

Investment Fees
Dividend Reinvestment	5% of Amount Invested
($1.00 Min./$3.00 Max.)
Additional Purchases – Per Transaction*
By check	$5.00
Online	$5.00
By monthly deduction	$2.50
Sale Fees
Batch Order	$15.00 per sale
Market Order	$25.00 per sale
Day Limit Order*	$25.00 per sale
Good-Til-Cancelled Order*	$25.00 per sale
Representative Assisted*	$15.00 per sale
Per Share Fee
On Sales	$0.12 per share
On Purchases	$0.03 per share
Other fees may apply – see below
*	New Fees effective June 1, 2015

Dividend Reinvestment - The fee for reinvesting each quarterly dividend is 5% of the amount invested, with a minimum fee of $1.00 and a maximum fee of $3.00. (In other words, if your quarterly dividend is $20 or less, the Plan Administrator’s fee will be $1.00. If your quarterly dividend is $40, the Plan Administrator’s fee will be $2.00. If your quarterly dividend is $60 or more, the Plan Administrator’s fee is capped at $3.00).

Purchase Fees - The fee for each automatic monthly investment is $2.50 per transaction, plus an additional per share purchase fee described below. The fee for each one-time purchase online or by check is $5.00 per transaction, plus an additional per share purchase fee described below. Fees will be deducted from the purchase amount.

Sale Fees - The fee for each market order sale, day limit order sale or good-til-cancelled order sale is $25.00 per transaction, plus an additional per share sale fee described below. The fee for each batch order sale is $15.00 per transaction, plus an additional per share sale fee described below.

Per Share Fees - A sale fee of $0.12 per share will be deducted from the sales proceeds. A purchase fee of $0.03 per share will be deducted from the purchase amount. Per share fees include the cost of any brokerage commission that may be incurred by the Plan Administrator. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

Other Fees - The Plan Administrator may charge a fee for each of the following: returned payments, check copy, retrieval of certain archived data, prior year tax forms, overnight delivery, certain market price information, and confirmation of account balance for party other than holder.

How Shares are Purchased and Priced

Cash dividends elected for reinvestment and additional investments will be used to purchase

Verizon shares. At the sole discretion of Verizon, the shares purchased for the Plan will either be newly issued shares, treasury shares, shares acquired in the open market by the Plan Administrator or any combination of the foregoing.

•	Purchases from Verizon - The price of new and/or treasury shares purchased directly from Verizon will be the average of the high and low prices of Verizon stock on the purchase date (based on the New York Stock Exchange Composite Transaction Listing) or the prior trading day, if the New York Stock Exchange is closed on the purchase date. Customarily, the purchase date for dividends will be the dividend payment date; for additional investments, purchases will be made at least weekly.

•	Purchases in the Open Market - The price of shares purchased in the open market will be the weighted average price per share paid by the Plan Administrator during the purchase period. For reinvested dividends, purchases may begin four business days prior to the dividend payment date and end 30 days after the dividend payment date.

•	Combined Purchases - If within a single investment period, the Plan Administrator purchases shares both directly from Verizon and in the open market, the price of shares will be the weighted average of the price of all shares purchased directly from Verizon and the price of all shares purchased in the open market during that investment period.

Investment Methods and Timing

•	Reinvested Dividends - The Plan Administrator will follow the procedures described above to purchase shares for dividend reinvestment based on the source of the shares designated by Verizon from time to time.

•	Initial and Additional Investments - Customarily, all funds will be used to purchase shares at least weekly, regardless of the source of the shares. If you are investing through a one-time deduction online, please note the estimated debit date and investment date provided when you process your transaction. If you are investing by mail, the Plan Administrator must receive your check at least two business days prior to an investment date in order to purchase shares on such date. All funds, whether by check or automatic deduction from your bank account, must be payable in U.S. funds, and drawn on a U.S. bank. Checks should be made payable to “Computershare - Verizon” and mailed, with a completed form attached to your account statement, to the address indicated on your account statement. Cash, money orders, traveler’s checks, starter checks and third party checks will not be accepted.

•	Automatic Monthly Investments - If you wish to elect this investment option, the Plan Administrator must receive your request via the Internet at www.computershare.com/verizon or by mail on an enrollment form, at least three business days before the end of the month, in order to begin deductions the following month. Funds will be transferred on the 25th of each month. If the 25th is not a banking business day, your funds will be transferred on the prior banking business day. Once deducted, the Plan Administrator will invest these funds on the next available investment date. You can change the dollar amount or stop the automatic monthly investments by contacting the Plan Administrator. The Plan Administrator must receive your request at least seven business days before the funds transfer date.

Due to the frequency of investments, the Plan Administrator will not return any additional cash payments but will use the funds to purchase Verizon shares.

The Plan Administrator may sell such shares in your account, as necessary, to collect any amount due in the event that a payment is returned unpaid. The Plan Administrator may also collect a fee for each payment returned unpaid and may sell additional shares in your account to cover this fee.

Total investments cannot exceed $200,000 per calendar year. For purposes of applying this limit, all deposits (including initial investments, automatic monthly deductions, and additional investments, but excluding dividend reinvestment and share deposits) are aggregated.

Please note that you will not be able to instruct the Plan Administrator to purchase shares at a specific time or at a specific price. Therefore, you will not be able to time precisely your purchase through the Plan, and you will bear the market risk associated with fluctuations in the market price of Verizon shares. That is, if you send in an initial or additional investment or authorize automatic deductions, it is possible that the market price of Verizon shares could increase or decrease before the Plan Administrator purchases shares with your funds. In addition, you will not earn interest on investments for the period before the shares are purchased.

Account Statements

The Plan Administrator will send you a statement showing the status of your account each time you purchase shares, whether by dividend reinvestment, additional investments or automatic deductions, or sell shares. For shares acquired in the Plan after January 1, 2011, specific cost basis information will be included in your account statement in accordance with applicable law. For market order and limit order sales, the time of sale will be provided. You may also view your account information online.

Share Safekeeping

Verizon shares purchased under the Plan will be maintained in your Plan account for safekeeping. Commonly known as “book-entry” ownership, this method of shareowner registration saves you the time, cost and inconvenience of having to care for stock certificates that can be easily damaged, lost or stolen. Once your shares are in safekeeping, you can conveniently transfer and sell them by contacting the Plan Administrator.

In addition, whether you participate in the Plan or not, if you own Verizon shares and you hold them in certificate form, you may send them to the Plan Administrator for safekeeping. Shareowners using this service who are not participating in the Plan will continue to receive their dividends in cash.

All shareowners that take advantage of this service will receive a detailed statement each time there is activity in their account. To use the safekeeping service, send your certificates along with a letter of instruction to the Plan Administrator. There is no cost to you for this service.

We recommend that you use Registered Mail - return receipt requested - insured for up to 3% of the market value when sending certificates to the Plan Administrator. Do not endorse the certificates or complete the assignment section.

To obtain a stock certificate for a portion of your shares, you may contact the Plan Administrator. Certificates will be issued for full shares only. Please allow up to five business days once the Plan Administrator receives your request to issue the certificate.

IRA Accounts

You may establish a Traditional or Roth Individual Retirement Account (IRA) that invests in Verizon shares by making an initial minimum investment to the IRA of $250 or more. This service has an annual fee. If you would like to request an IRA enrollment form, you may call the Plan Administrator at 1-800-597-7736 or visit www.computershare.com/verizon and click on the link for Direct Invest Prospectus and refer to the Plan Features section.

Gift or Transfer of Shares

To gift or transfer some or all of your Verizon shares, please visit the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form and identify other necessary documentation you may need to provide. Alternatively, you may call the Plan Administrator to request a transfer form by mail. The completed transfer form must be signed and your signature must be guaranteed by a financial institution participating in the Medallion Guarantee program. Once your completed transfer instructions are received, your request will be processed promptly by the Plan Administrator. You are not charged any fees to gift or transfer shares under the Plan.

Sales

You can sell some or all of the shares you have accumulated in the Plan by contacting the Plan Administrator. You have four choices when making a sale, depending on how you submit your sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/verizon or by calling the Plan Administrator directly at 1-800-631-2355. Market order sale requests received at www.computershare.com/verizon or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The sales price per share will be the market price of the sale obtained by the Plan Administrator. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account at www.computershare.com/verizon or call the Plan Administrator directly at 1-800-631-2355. The cash proceeds that you will receive will be equal to the number of shares sold multiplied by the sales price, minus a $25.00 market order sale fee per transaction and an additional $0.12 fee per share sold.

•	Batch Order: A batch order is an accumulation of all sales requests for a security submitted together as a collective request. Batch orders are submitted daily and will generally be processed two to five business days after the date on which the order is received. All sales requests received in writing will be treated as batch order sales requests. All IRA sales will be treated as batch order sales requests. The Plan Administrator will seek to sell shares in round lot transactions. The sales price per share will be the weighted average price per share received by the Plan Administrator for all sales made that day for Plan participants and non-participants using the “safekeeping” service. The cash proceeds that you will receive will be equal to the number of shares sold multiplied by the sales price, minus a $15.00 batch order sale fee per transaction and an additional $0.12 fee per share sold.

•	Day Limit Order: A day limit order is an order to sell shares when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of shares being sold and the current trading volume in the shares, the order may only be partially filled, in which case the remainder of the order will be cancelled. The cash proceeds that you will receive will be equal to the number of shares sold multiplied by the sales price, minus a $25.00 day limit order sale fee per transaction and an additional $0.12 fee per share sold.

•	Good-Til-Cancelled (GTC) Limit Order: A GTC limit order is an order to sell shares when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The cash proceeds that you will receive will be equal to the number of shares sold multiplied by the sales price, minus a $25.00 GTC limit order sale fee per transaction and an additional $0.12 fee per share sold.

A day limit order or GTC limit order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made at www.computershare.com/verizon or by calling the Plan Administrator directly at 1-800-631-2355.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, only the Plan Administrator will select the broker(s) or dealer(s) through whom sales are to be made.

The Plan Administrator may, for various reasons, require a sales request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. An additional fee of $15.00 will be charged if the assistance of a Customer Service Representative is required when selling shares.

You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

Please note that if you choose to sell all of the shares you have accumulated in the Plan, you will no longer be a participant. See “Withdrawal from the Plan.”

If you live outside of the United States and elect to sell shares, you may utilize the Plan Administrator’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time-consuming and costly “collection” process required for cashing U.S. dollar checks. You can establish your international currency elections online at www.computershare.com/verizon or by completing the International Currency Payment Registration Form and returning it to the Plan Administrator. Note: Your international currency elections must be completed online or received via mail by the Plan Administrator prior to requesting this service for any sales processed by telephone. This service is subject to additional terms and conditions and fees.

Withdrawal from the Plan

You can withdraw from the Plan at any time by accessing your Plan account online at www.computershare.com/verizon. Alternatively, you may contact the Plan Administrator in writing or by telephone. In your request, you must instruct the Plan Administrator to terminate your participation by:

•	Continuing to hold your full shares in “safekeeping” and selling any fraction of a share; or,

•	Issuing a certificate for the full shares held in the Plan account and selling any fraction of a share; or

•	Selling all shares, including any fraction of a share, held in your Plan account.

The Plan Administrator will process a proper and complete request for withdrawal as soon as practicable (typically within five business days after receipt). Upon withdrawal from the Plan, the Plan Administrator will mail you a check for the amount of any shares or fractional shares sold, less any applicable fees. In order to be effective for a particular dividend date, the Plan Administrator should receive your request prior to the dividend record date. If the request is not received prior to the dividend record date, your request will be processed but may not include any additional shares purchased with reinvested dividends.

Please note that if your Plan account contains less than one share of Verizon stock, the Plan Administrator is authorized to terminate your Plan account and mail you a check for the fractional share amount, less any applicable fees.

Adverse Market Conditions

In the event of an adverse market condition, such as trading curbs or market closure, the Plan Administrator will not be able to guarantee the execution of any purchase or sale transactions according to the terms and conditions of the Plan.

Tax Consequences

Tax consequences of participating in the Plan can vary depending on each participant’s tax situation. This summary only addresses U.S. federal income taxation and is not a comprehensive summary of all tax considerations that may be relevant to your participation in the Plan. In addition, special tax considerations may apply to certain participants, such as nonresident foreign shareholders, those participating through an IRA, and those participating through any entity. Therefore, you are encouraged to consult your tax advisor regarding the consequences of participating in the Plan in light of current and proposed federal, state, local, foreign and other tax laws.

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not received them in cash. You will receive an annual statement (generally on Form 1099-DIV or Form 1042-S, as applicable) from the Plan Administrator indicating the amount of the reinvested dividends reported as dividend income to the U.S. Internal Revenue Service (IRS).

You will not realize a gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize a capital gain or loss when shares are sold, including any fractional shares for which you receive cash upon termination of your participation in the Plan. Your gain or loss on the sale of whole or fractional shares will be long-term or short-term depending on the holding period of the shares. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your adjusted tax basis for the shares. If you are a U.S. shareholder, you will receive a Form 1099-B summarizing proceeds from sales of shares during the prior year. In order to determine your adjusted tax basis, you should retain all account and transaction statements.

IRS regulations require participants in the Plan to have a valid and effective tax certification form on file in order to avoid the application of U.S. withholding taxes at the then-effective rate to payments of dividends (including reinvested dividends) and/or sales proceeds. Failure to timely provide this form will result in the application of back-up U.S. withholding tax. For U.S. shareholders, the Form W-9 is required. For non-resident foreign shareholders, the Form W-8BEN is required. Any taxes withheld for the year will be shown on the tax information forms furnished to participants pursuant to IRS rules.

Voting of Proxies

For any shareowner meeting, you will receive a proxy that will cover all the Verizon shares registered in your name. The proxy allows you to indicate how you want to vote your shares. We will vote your shares only as you indicate. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, however, the shares represented by your proxy card will be voted as recommended by the Verizon Board of Directors.

Stock Splits and Other Distributions

If Verizon declares a stock split or stock dividend, the new shares of common stock will be added to your account or distributed in the form of a certificate, at the sole discretion of Verizon.

In the event of a stock subscription or other offering of rights to shareowners, your rights will be based on your registered holdings. Materials will be distributed that will allow you to exercise your total rights.

Changes to the Plan

Verizon reserves the right to add to, modify or terminate the Plan at any time. The Plan Administrator will send you written notice of any significant changes. No modification or termination will affect your previously executed transactions. The Plan Administrator also reserves the right to change any administrative procedures of the Plan or add new and improved features to the Plan without notifying Plan participants. Visit www.computershare.com/verizon to see new Plan features.

Responsibilities of Verizon and the Plan Administrator

Neither Verizon nor the Plan Administrator, Computershare Trust Company, N.A., will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, including, without limitation, any claims of liability (a) arising out of failure to cease reinvestment of dividends for you upon your death prior to receipt of written notice of death from the appropriate fiduciary, and (b) with respect to the prices or times at which shares are purchased or sold for your account, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

Additionally, neither Verizon nor the Plan Administrator will have any responsibility for the market value of shares in your Plan account.

Governing Law

Delaware law governs the terms and conditions of the Plan, including those in this document, as well as those that are described in detail on the enrollment forms and account statements.

Use of Proceeds

The proceeds, if any, from the sale by Verizon of newly issued and treasury shares offered will be used for general corporate purposes. We are unable to estimate the aggregate amount of these proceeds.

Experts

The consolidated financial statements of Verizon incorporated by reference in Verizon’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of Verizon Communications’ internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Matters

William L. Horton Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon Communications, passed upon the legality of the securities being offered pursuant to the Plan. As of April 27, 2015, Mr. Horton beneficially owned 12,139 shares of Verizon common stock.

Where You Can Find More Information

Verizon Communications files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access our SEC filings on the SEC’s website at http://www.sec.gov.

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the shares offered under the Plan. As allowed by SEC rules, this prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	Current Reports on Form 8-K filed on February 25, 2015, February 26, 2015 and March 12, 2015; and

•

the description of the Company’s Common Stock contained in the registration statement on Form 8-A filed on March 12, 2010, under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

To receive a copy of any documents that we incorporate by reference at no cost contact us at:

Verizon Communications Inc.

Shareowner Services

One Verizon Way

Basking Ridge, NJ 07920

Telephone (212) 395-1525

Internet site: www.verizon.com/about/investors

You should rely only on the information contained or incorporated by reference in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date hereof.

002CSN4A70

•	Ticker symbol (NYSE and NASDAQ): VZ

•	Internet site: http://www.verizon.com/about/investors

•	Plan Administrator: Computershare Trust Company, N.A. Telephone 1-800-631-2355 (U.S. and Canada) 1-781-575-3994 (Outside U.S. and Canada) www.computershare.com/verizon

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

1.	Registration fee	$31,417

2.	Costs of printing	25,000

3.	Accounting fees	50,000

4.	Miscellaneous fees	3,583

		$110,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third-party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney’s fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article 7 of the Verizon Communications’ restated certificate of incorporation makes mandatory the indemnification expressly authorized under the DGCL, except that the restated certificate of incorporation only provides for indemnification in derivative actions, suits or proceedings initiated by a director or officer if the initiation of such action, suit or proceeding was authorized by the board of directors.

The restated certificate of incorporation of Verizon Communications limits the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The directors and officers of Verizon Communications are insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Verizon Communications.

Item 16.	Exhibits

See Exhibit Index on Page II-6.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Verizon Communications Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2015.

VERIZON COMMUNICATIONS INC.

By:	/s/ Matthew D. Ellis
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Shellye L. Archambeau	Director

* Mark T. Bertolini	Director

* Richard L. Carrión	Director

* Melanie L. Healey	Director

* M. Frances Keeth	Director

* Robert W. Lane	Director

* Lowell C. McAdam	Chairman and Chief Executive Officer (principal executive officer)

* Donald T. Nicolaisen	Director

* Clarence Otis, Jr.	Director

* Rodney E. Slater	Director

* Kathryn A. Tesija	Director

* Gregory D. Wasson	Director

* Francis J. Shammo	Executive Vice President and Chief Financial Officer (principal financial officer)

* Anthony T. Skiadas	Senior Vice President and Controller (principal accounting officer)

*By:	/s/ Matthew D. Ellis
Attorney-in-Fact

Exhibit No.	Description

5	Opinion and Consent of William L. Horton, Jr., Esq.

23.1	Consent of Ernst & Young LLP

23.2	Consent of William L. Horton, Jr., Esq. (contained in opinion filed as Exhibit 5)

24	Powers of Attorney